Exhibit 99.1

UNITED HERITAGE BANKSHARES OF FLORIDA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David G. Powers and Shirley L. Tyler, and each of them, with or without the other, attorneys and proxies, with full power of substitution, to vote all of the shares of common stock of United Heritage Bankshares of Florida, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of United Heritage Bankshares of Florida, Inc. to be held on [                    ], 2007, at [      a.m/p.m.], local time, at [                    ], and at any adjournments thereof: (1) as hereinafter specified upon the proposal listed below and (2) in their discretion upon such other matters as may properly come before the Special Meeting of Shareholders.

IMPORTANT—This Proxy is continued on the reverse side.

Please sign and date on the reverse side and return today.

DETACH PROXY CARD HERE

This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the proposal and in accordance with the best judgment of the proxies on any other business which properly comes before the Special Meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

The Board of Directors unanimously recommends a vote “For” the proposal.

1.	To approve and adopt the Agreement and Plan of Merger dated as of December 1, 2006 by and between Marshall & Ilsley Corporation and United Heritage Bankshares of Florida, Inc., including the plan of merger constituting a part thereof, and the merger of United Heritage Bankshares of Florida, Inc. with and into Marshall & Ilsley Corporation contemplated by that agreement.

☐  FOR                                     ☐  AGAINST                                     ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Signature)	Dated:	, 2007

(Signature if held jointly)